For the semi-annual period ended (a) 09/30/96
File number (c) 811-3084

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Capital Re

2.   Date of Purchase
       2/6/96

3.   Number of Securities Purchased
       46,500

4.   Dollar Amount of Purchase
       $1,488,000

5.   Price Per Unit
       $32

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       Alex, Brown & Sons Incorporated
       Goldman, Sachs & Co.
       Merrill Lynch, Pierce, Fenner & Smith Incorporated
       Prudential Securities Incorporated
       Ladenburg, Thalmann & Co. Inc.
       Moors & Cabot Inc.
       Goldman Sachs
       JP Morgan Securities Inc.
       Sanford C. Berstein & Co. Inc.
       CS First Boston Corp.
       Cleary Gull Reiland & McDevitt Inc.
       Conning & Company
       Deutsche Morgan Grenfell/ CJ Lawrence Inc.
       Donaldson Lufkin & Jenrette Securities Corp.
       Dowling & Partners Securities, LLC
       Duff & Phelps Securities Co.
       Fox-Pitt, Kelton Inc.
       Northington Capital Markets Inc.